EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT



          Subsidiary                                State of Incorporation
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American Independent Insurance Company                      Pennsylvania

American Safety Insurance Company                           Georgia

American Southern Insurance Company                         Georgia

Bankers Fidelity Life Insurance Company                     Georgia

Georgia Casualty & Surety Company                           Georgia

Self-Insurance Administrators                               Georgia